Exhibit 10.6
MINNERGY, LLC LETTERHEAD
August 7, 2006
Gary D. Allen and Linda M. Allen
3922 125th Ave SE
Eyota, MN 55934
Dana Allen
11304 19th Street SE
Eyota, MN 55934
William Oehler
Ward & Oehler, Ltd.
1765 Greenview Drive SW
Rochester, MN 55902
Re:     Real Estate Option Agreement dated June 12, 2006 between Gary D. Allen and Linda M. Allen, husband and wife, and Dana Allen, a single person (the “Optionor”) and MinnErgy, LLC, a Minnesota limited liability company (the “Optionee”)
Dear Optionors:
We hereby extend the term of the option granted by the Agreement referenced above, to a period of one year, and we hereby authorize and instruct Mr. Oehler to deliver to Optionor the Additional Option Payment of One Hundred Thousand Dollars ($100,000.00) held by him. As so extended the option shall expire at 12:00 midnight on June 12, 2007, unless further extended according to the Agreement.
Sincerely,
/s/ Daniel H. Arnold
Daniel H. Arnold, Chairman
RECEIPT
I hereby acknowledge receipt of the Additional Option Payment of $100,000.00, and extension of the Option to July 12, 2007.

/s/ Gary D. Allen	/s/ Dana M. Allen

Gary D. Allen	Dana Allen

/s/ Linda M. Allen

Linda M. Allen

MEMORANDUM OF OPTION AGREEMENT
THIS MEMORANDUM OF OPTION AGREEMENT is made and entered into as of June 12, 2006, by and between Gary D. Allen and Linda M. Allen, husband and wife, and Dana Allen, a single person (the “Optionor”) and MinnErgy, LLC, a Minnesota limited liability company (the “Optionee”).
     1. The parties hereto entered into a Real Estate Option Agreement, dated as of this date, granting to Optionee the exclusive right and option to purchase certain real estate situated in Olmsted County, Minnesota.
     2. The initial term of the Option begins on June 12, 2006, and ends on August 11, 2006. Optionee has the right to extend the Option, the last extension ending on December 12, 2007.
     3. The real estate that is the subject of the Option is situated in Olmsted County, Minnesota, legally described in Exhibit A attached hereto.
     4. This Memorandum is made to record evidence of the existence of the Option.
     5. In the event that Optionee does not extend the initial term of the Option, or the Option otherwise terminates, Optionor may file for record an affidavit establishing such failure to extend the Option term or termination of the Option. Upon such filing, this Memorandum and the Option shall be of no further force or effect.
IN WITNESS WHEREOF, the parties have executed this Agreement.

OPTIONOR:	OPTIONEE:
MinnErgy, LLC

/s/ Gary D. Allen	By	/s/ Daniel H. Arnold

Gary D. Allen

/s/ Linda M. Allen

Linda M. Allen

/s/ Dana M. Allen

Dana Allen

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF OLMSTED	)
     The foregoing instrument was acknowledged before me this 29th day of June, 2006, by Gary D. Allen and Linda M. Allen, husband and wife, Optionor.

SEAL ROBERT W. LECOCQ
Notary Public Minnesota
My Commission Expires Jan 31, 2010	/s/ Robert W. Lecocq

Notary Public

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF OLMSTED	)
     The foregoing instrument was acknowledged before me this 29th day of June, 2006, by Dana Allen, a single person, Optionor.

SEAL ROBERT W. LECOCQ
Notary Public Minnesota
My Commission Expires Jan 31, 2010	/s/ Robert W. Lecocq

Notary Public

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF WINONA	)

The foregoing instrument was acknowledged before me this 1st day of July 2006, by Daniel H. Arnold, the Chairman of MinnErgy, LLC, a Minnesota limited liability company, Optionee, on behalf of said company.

/s/ Kent A. Gernander
Notary Public

THIS INSTRUMENT DRAFTED BY:
Kent A. Gernander
64 East Fourth Street
P.O. Box 310
Winona, MN 55987

Exhibit A
Description of Property
Dana Allen Parcel:
That part of the NW1/4 of Sec. 15, T106N, R12W, Olmsted County, Minnesota, described as follows:
Commencing at the SW corner of said NW1/4; thence Easterly on a Minnesota State Plane Grid Azimuth from North of 90°00’26” along the South line of said NW1/4 1314.59 feet to the point of beginning; thence continue Easterly 90°00’26” azimuth along said South line 270.07 feet; thence Northerly 359°38’36” azimuth 785.85 feet; thence Easterly 86°44’39” azimuth 28.19 feet; thence Northerly 01°14’28” azimuth 113.34 feet; thence Easterly 81°58’23” azimuth 46.98 feet; thence Northerly 00°08’02” azimuth 449.92 feet; thence Westerly 269°40’29” azimuth 617.34 feet; thence Southerly 180°08’36“azimuth 753.06 feet; thence Easterly 90°16’49” azimuth 268.02 feet; thence Southerly 179°14’55” azimuth 599.37 feet to the point of beginning.
Together with a 20.00 foot wide access easement for ingress and egress over part of the NE1/4 NW1/4 of said Sec. 15, and part of the SE1/4 SW1/4 of Sec. 10, T106N, R12W, Olmsted County, Minnesota, which centerline is described as follows:
Commencing at the NW corner of said NW1/4; thence Easterly on a Minnesota State Plane Grid Azimuth from North of 89°54’08” along the North line of said NW1/4 1673.02 feet; thence Northerly 359°55’12” azimuth 268.88 feet to the Southerly right-of-way line of 19th Street SE and the point of beginning; thence Southerly 179°55’12” azimuth 268.88 feet to the North line of said NW1/4; thence Southerly 180°20’47” azimuth 1284.13 feet to the North property line of said tract and there terminating. Sidelines of said easement are to be lengthened or shortened to intersect with the Southerly right-of-way line of 19th Street SE and the North property line of said tract. (Described in Olmsted County real estate records as Parcel Number 62.15.24.073956).
Gary and Linda Allen Parcel:
Northwest Quarter of Section 15 (except Dana Allen parcel described above), and except that part sold to Chatfield Railroad Company, and all that part of the Southwest Quarter, Section 10, South of the Winona and St. Peter Railroad; all in T106N, R12W, Olmsted County, Minnesota. (Described in Olmsted County real estate records as Parcel Numbers 62.15.21.073955 and 62.10.33.032684).

                    SPACE ABOVE THIS LINE FOR
REAL ESTATE OPTION AGREEMENT
     THIS AGREEMENT is made this 12th day of June, 2006, by and between Gary D. Allen and Linda M. Allen, husband and wife, and Dana Allen, a single person (the “Optionor”) and MinnErgy, LLC, a Minnesota limited liability company (the “Optionee”).
1.	GRANT OF OPTION: Optionor hereby grants to Optionee the exclusive right and option to purchase the real estate (the Property) situated in Olmsted County, Minnesota, legally described as follows:

[See legal description attached.]
2.	OPTION CONSIDERATION; PAYMENT: Optionee hereby agrees to pay to Optionor upon the execution of this Option Agreement the sum of Ten Thousand Dollars ($10,000.00) (the “Initial Option Payment” and, together with any Additional Option Payment, the “Option Consideration”).
3.	TERM; EXPIRATION: This option shall commence upon its execution by Optionor and continue for a period of Sixty (60) days. It shall expire if not exercised or extended as provided herein at 12:00 midnight on the sixtieth day after the date of execution of this Option Agreement.
4.	EXTENSION; ADDITIONAL PAYMENTS. Optionee may extend the term of this option to a period of one year, by written notice to Optionor given before expiration of the initial period accompanied by payment of the additional sum (an Additional Option Payment) of One Hundred Thousand Dollars ($100,000.00). Optionee further agrees to deposit in escrow, with Optionor’s attorney, William Oehler, the said additional sum of One Hundred Thousand Dollars ($100,000.00) upon the execution of this Option Agreement. Such sum shall be held by the escrow agent and delivered to the Optionor upon notice of Optionee’s election to extend the term of this option, or delivered to Optionee if such election is not made. Such extension period shall expire at 12:00 midnight on the first anniversary of the date of execution of this Option Agreement. If the term is so extended, Optionee may extend the term of this option for an additional six months, by written notice to Optionor given before expiration of the extended term accompanied by payment of the additional sum (an Additional Option Payment) of Fifty Thousand Dollars ($50,000.00). Such extension period shall expire at 12:00 midnight eighteen months after the date of execution of this Option Agreement.
5.	NOTICE OF EXERCISE. Optionee may exercise or extend this option, as provided herein, only by giving written notice thereof to Optionor at the address indicated below, by registered or certified mail, or personal delivery, prior to its expiration.
6.	FAILURE TO EXERCISE. If Optionee does not exercise this option in the manner and within the time specified herein, this option shall terminate, Optionor shall retain the Option Consideration, free of any claim by Optionee; and neither party shall have any claim or right against the other under this Agreement.
7.	PURCHASE TERMS: If this option is exercised as provided herein, Optionor shall sell and Optionee shall purchase the Property with improvements thereon under the following terms and conditions:
a.	Purchase Price: The Purchase Price for the Property shall be the sum of Two Million Two Hundred Thousand Dollars ($2,200,000.00). The Option Consideration paid by Optionee to Optionor shall by credited against the Purchase Price. The Purchase Price shall be paid in cash at closing.
b.	Closing. The closing of the purchase shall be at the offices of Optionor’s attorneys, Streater & Murphy, P.A., 64 East Fourth Street, Winona, Minnesota, on a date agreed upon by the parties that shall be not less than sixty (60) nor more than ninety (90) days after exercise of the option. Optionor Dana Allen may delay the closing on that portion of the Property owned by her until a date not later than May 1, 2007, by a written notice given by her to Optionee within thirty (30) days after exercise of the option, stating her intention to delay the closing and specifying the closing date.
c.	Evidence of Title. Optionor shall, within thirty (30) days after execution of this Agreement, furnish an abstract of title certified to date, including proper searches covering bankruptcies, and State and Federal judgments and liens. Optionee shall be allowed 30 days after receipt thereof for examination of title and the making of any objections thereto, said objections to be made in writing or deemed to be waived. If any objections are so made the Optionor shall be allowed 120 days to make title marketable. Pending correction of title, if the option has been exercised, the closing shall be postponed, but upon correction of title and within 10 days after written notice, Optionee shall perform this agreement according to its terms.

If said title is not marketable and is not made so within 120 days from the date of written objections thereto as above provided, this agreement shall be void, at the election of the Optionee, and neither party shall be liable for damages hereunder to the other party and all money theretofore paid by Optionee to Optionor shall be refunded; but this provision shall not deprive either party of the right of enforcing the specific performance of this agreement provided such agreement shall not be terminated as aforesaid, and provided action to enforce such specific performance shall be commenced within six months after such right of action shall arise. If title is not marketable and Optionor fails to correct the title, Optionee may elect to exercise the option and close and to deduct from the Purchase Price the reasonable cost of correcting the title.
d.	Conveyance. Subject to performance by Optionee, Optionor agrees to execute and deliver a Warranty Deed conveying marketable title to the Property subject only to the following exceptions:
(i)	Building and zoning laws, ordinances, State and Federal regulations.
(ii)	Restrictions relating to use or improvement of premises not subject to unreleased forfeiture.
(iii)	Reservation of any minerals or mineral rights to the State of Minnesota.

(iv)	Utility easements of record or in use.

(v)	Public streets and roadways dedicated or in use.
(vi)	Rights of tenants under tenancies existing on the date of this Option Agreement and disclosed to Optionee, or entered into after the date of this Option Agreement with the consent of Optionee.
e.	Possession. Optionor shall be entitled to possess and use the Property, including the right to farm the land, during the term of this Option and until the closing. Optionor shall deliver possession of the Property to Optionee at the time of closing. If there are crops upon the Property, planted before the exercise of this option and unharvested at the time of closing, Optionee may, at its sole election
(i)	permit the crops to be harvested at the end of the growing season, or
(ii)	pay to their owner, for each acre of crops that are not permitted to be harvested, the sum of Four Hundred Dollars ($400.00). If the growing crop consists of hay, the said sum shall be prorated among four annual cuttings, so the amount to be paid shall be reduced by One Hundred Dollars ($100.00) for each cutting made before the closing or permitted to be made after the closing.
f.	Taxes; Assessments. Real estate taxes due and payable in years preceding the year in which the closing occurs and any unpaid special assessments shall be paid by Optionor. Real estate taxes due and payable in the year in which the closing occurs shall be prorated between the parties to the date of closing. Real estate taxes due and payable in years after the year in which the closing occurs shall be paid by Optionee.

g.	Prorations. Pro rata adjustments of rents, interest, insurance, utilities and current operating expenses shall be made as of the date of closing.
h.	Eminent Domain: In the event the property or any part thereof is taken or threatened to be taken pursuant to eminent domain after the notice of exercise of the above option, but prior to closing, the Optionee shall have the right at its election to cancel and terminate this agreement or to complete the purchase as set forth above with the Optionee being entitled to receive all condemnation proceeds.
i.	Personal Property: The sale and purchase shall include not include any personal property of Optionor, but shall include all buildings, improvements and fixtures, including the well, pump, engine, gearbox, water rights, pivot and any other equipment necessary to get water out of the ground on the subject property.
j.	1031 Exchange: Optionee shall cooperate with Optionor in documenting the sale of the Property as a like-kind exchange under Section 1031 of the Internal Revenue Code, if requested by Optionor, provided that Optionee shall not incur additional expense as a result of such cooperation.
8.	INVESTIGATION. Optionee shall have the right, during the term of the option, to investigate at its own expense the condition, quality, and suitability of the Property, including surveys and site analyses, environmental analyses, soil sampling, zoning and governmental permit requirements, utility services, and the like, and may enter upon the property for such purposes, provided such entry does not interfere with occupancy and use of the Property by Optionor or tenants. Optionee shall defend, indemnify and save harmless Optionor from and against any claim, liability or expense arising from or attributable to any act or omission of Optionee or its employees, contractors or agents in connection with any such activities. If Optionee damages any crop growing on the Property, or if its investigations or the closing of the sale prevents the harvest of any growing crop, Optionee shall pay to the owner of such crop the amount determined as provided in paragraph 7(e)(ii). If Optionee causes any other damage to the Property, Optionee shall restore such damage or pay Optionor for any diminution in its value, and any such payment shall be credited against the Purchase Price at closing.
9.	REPRESENTATIONS OF OPTIONOR. Optionor represents and warrants that Optionor does not have knowledge of the presence of any hazardous substance upon the Property in violation of any environmental law or regulation. Optionor has applied customary agricultural chemicals to the Property from time to time pursuant to ordinary farming practices.
10.	RECORDING OF OPTION: This Option Agreement may be recorded by either party.

11.	NOTICES: Any notice, demand or other document which either party is required or may desire to give or deliver to or make upon the other party shall be given in writing and served either personally or given by prepaid United States certified mail, return receipt requested, and addressed to the following addresses:

If to Optionor:	Gary D. Allen and Linda M. Allen
3922 125th Ave. SE
Eyota, MN 55934
and
Dana Allen
11304 19th Street SE
Eyota, MN 55934

with a copy to:	William Oehler
Ward & Oehler, Ltd.
1765 Greenview Drive SW
Rochester, MN 55902

If to Optionee:	MinnErgy, LLC
4455 Theurer Blvd.
Winona, MN 55987
Attn: Dan Arnold, Chairman

with a copy to:	Kent A. Gernander
Streater & Murphy, P.A.
64 East Fourth Street
Winona, MN 55987
Either party hereto may designate a different address for itself, or additional persons to whom copies thereof are to be sent, by notice similarly given.
12.	BROKERS. Each of the parties represents and warrants to the other that it has not entered into any agreement or arrangement under which any broker will be entitled to commission or compensation as a result of this agreement or the sale of the Property hereunder, and each agrees to defend, indemnify and save harmless the other party from and against any claim, and any resulting liability or expense, of a broker under an agreement with or as a result of any act or omission of such party.
13.	GOVERNING LAW; FORUM. This Agreement is entered into and is to be performed in the State of Minnesota. It shall be governed by and interpreted in accordance with the laws of the State of Minnesota. Any action arising from or concerning this Agreement shall be brought only in the Third Judicial District Court, Olmsted County, Minnesota (except an action to enforce the judgment of such court).
14.	ENTIRE AGREEMENT; BINDING EFFECT. This Agreement contains the entire agreement of the parties concerning its subject matter; and there are no other understandings between them. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs and representatives or successors and assigns. Optionee may assign this Agreement and the rights of Optionee hereunder to a party that assumes and agrees to perform all obligations of Optionee hereunder, but no such assignment shall relieve Optionee of any obligation hereunder incurred prior to such assignment. Optionee shall notify Optionor in writing of any such assignment.
15.	TIME. Time is of the essence as to the performance of all of the terms and conditions of this Agreement.
16.	GENERAL. The captions and titles herein are for reference only and are not to be considered a part of this Agreement or in the interpretation hereof. This Agreement shall not be valid until signed by both parties. The phrase “execution and delivery hereof,” as used above, shall be the date the last party hereto signs this Agreement and serves it upon the other party in the same manner as set forth for notices. Time is of the essence.
17,	ADDITIONAL TERMS.
a.	The Option Consideration and Purchase Price and other payments hereunder shall be allocated between the Optionor as the Optionor may agree. If the Optionor fail to agree, an amount equal to $10,000 per acre shall be allocated to Gary D. Allen and Linda M. Allen, and the remainder shall be allocated to Dana Allen.
c.	The warranties and covenants of each Optionor shall apply to their respective interests in the Property. However, Optionee’s obligations hereunder depend upon full performance by Optionor and conveyance of the entire Property.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement.

OPTIONOR:	OPTIONEE:
MinnErgy, LLC

/s/ Gary D. Allen	By	/s/ Daniel H. Arnold

Gary D. Allen

/s/ Linda M. Allen

Linda M. Allen

/s/ Dana M. Allen

Dana Allen

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF OLMSTED	)
     The foregoing instrument was acknowledged before me this 12th day of June, 2006, by Gary D. Allen and Linda M. Allen, husband and wife, Optionor.

SEAL ROBERT W. LECOCQ
Notary Public Minnesota
My Commission Expires Jan 31, 2010
/s/ Robert W. Lecocq

Notary Public

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF OLMSTED	)
     The foregoing instrument was acknowledged before me this 12th day of June, 2006, by Dana Allen, a single person, Optionor.

SEAL ROBERT W. LECOCQ
Notary Public Minnesota
My Commission Expires Jan 31, 2010
/s/ Robert W. Lecocq

Notary Public

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF WINONA	)
     The foregoing instrument was acknowledged before me this 12th day of June 2006, by Daniel H. Arnold, the Chairman of MinnErgy, LLC, a Minnesota limited liability company, Optionee, on behalf of said company.

SEAL KENT A. GERNANDER
Notary Public Minnesota
My Commission Expires Jan 31, 2010	/s/ Kent A. Gernander

Notary Public
THIS INSTRUMENT DRAFTED BY:
Kent A. Gernander
64 East Fourth Street
P.O. Box 310
Winona, MN 55987

Exhibit A
Description of Property
Dana Allen Parcel:
That part of the NW1/4 of Sec. 15, T106N, R12W, Olmsted County, Minnesota, described as follows:
Commencing at the SW corner of said NW1/4; thence Easterly on a Minnesota State Plane Grid Azimuth from North of 90°00’26” along the South line of said NW1/4 1314.59 feet to the point of beginning; thence continue Easterly 90°00’26” azimuth along said South line 270.07 feet; thence Northerly 359°38’36” azimuth 785.85 feet; thence Easterly 86°44’39” azimuth 28.19 feet; thence Northerly 01°14’28” azimuth 113.34 feet; thence Easterly 81°58’23” azimuth 46.98 feet; thence Northerly 00°08’02” azimuth 449.92 feet; thence Westerly 269°40’29” azimuth 617.34 feet; thence Southerly 180°08’36“azimuth 753.06 feet; thence Easterly 90°16’49” azimuth 268.02 feet; thence Southerly 179°14’55” azimuth 599.37 feet to the point of beginning.
Together with a 20.00 foot wide access easement for ingress and egress over part of the NE1/4 NW1/4 of said Sec. 15, and part of the SE1/4 SW1/4 of Sec. 10, T106N, R12W, Olmsted County, Minnesota, which centerline is described as follows:
Commencing at the NW corner of said NW1/4; thence Easterly on a Minnesota State Plane Grid Azimuth from North of 89°54’08” along the North line of said NW1/4 1673.02 feet; thence Northerly 359°55’12” azimuth 268.88 feet to the Southerly right-of-way line of 19th Street SE and the point of beginning; thence Southerly 179°55’12” azimuth 268.88 feet to the North line of said NW1/4; thence Southerly 180°20’47” azimuth 1284.13 feet to the North property line of said tract and there terminating. Sidelines of said easement are to be lengthened or shortened to intersect with the Southerly right-of-way line of 19th Street SE and the North property line of said tract. (Described in Olmsted County real estate records as Parcel Number 62.15.24.073956).
Gary and Linda Allen Parcel:
Northwest Quarter of Section 15 (except Dana Allen parcel described above), and except that part sold to Chatfield Railroad Company, and all that part of the Southwest Quarter, Section 10, South of the Winona and St. Peter Railroad; all in T106N, R12W, Olmsted County, Minnesota. (Described in Olmsted County real estate records as Parcel Numbers 62.15.21.073955 and 62.10.33.032684).